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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.

                          SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by
        Rule14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[X]     Soliciting Material Pursuant to Rule 14a-12

                           BURLINGTON RESOURCES INC.
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               (Name of Registrant as Specified in its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
    0-11. (1) Title of each class of securities to which transaction applies:

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       (2)   Aggregate number of securities to which transaction applies:

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       (3)   Per unit price or other underlying value of transaction
             computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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       (4)   Proposed maximum aggregate value of transaction:

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       (5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)   Amount Previously Paid:

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       (2)   Form, Schedule or Registration Statement No.:

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       (3)   Filing Party:

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       (4)   Date Filed:

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The following are sets of Questions and Answers that were first posted on
Burlington Resources Inc.'s intranet web site on the evening of January 25, 2006.

                         FREQUENTLY ASKED QUESTIONS

These questions and answers have been written to provide you with the information requested in employee meetings and on the Employee Resource Site. Employee questions that are similar in nature are grouped together, rephrased and answered by a team from Human Resources. Please note: If a conflict is discovered between these Q&As and the Plan Documents, the Plan Documents will prevail. For specific individual questions, you are encouraged to seek assistance from your Human Resources representative for answers related to your personal circumstances.

CHANGE IN CONTROL/SEVERANCE
---------------------------

Q: WILL TIME WITH LL&E, CANADIAN HUNTER OR OTHER BR HERITAGE COMPANIES BE INCLUDED IN CALCULATING SEVERANCE?
A: Yes, your total length of service as recognized by BR in your original offer letter or other company records will count in the severance calculation, provided that you did not incur any breaks in service or collect a previous severance payment from BR or its predecessors. If you are unsure of your recognized length of service, please contact your local Human Resources representative.

Q: WHAT WILL THE FISCAL YEAR REFERRED TO IN THE EMPLOYEE CHANGE IN CONTROL SEVERANCE PLAN BE IN THE U.K.?
A. For purposes of the Employee Change in Control Severance Plan, we will use the U.S. fiscal year, which is also the calendar year.

Q: DID CONOCOPHILLIPS AGREE TO BR'S EMPLOYEE CHANGE IN CONTROL SEVERANCE PLAN AS A TERM OF THE MERGER?
A: Yes. In the merger agreement, ConocoPhillips agreed to honor all existing BR benefit plans (including the Employee Change in Control Severance Plan), although they retain the right to amend or terminate any plan in accordance with the provisions of the relevant plan. ConocoPhillips also agreed that the completion of the merger will constitute a "Change in Control" for purposes of all BR benefit plans.

Q: WOULD THE AMOUNTS THAT TERMINATED EMPLOYEES ARE PAID FOR UNUSED 2006 VACATION BE DEDUCTED FROM THE EMPLOYEE'S SEVERANCE AMOUNT?
A: No, payments for unused vacation time would not be deducted from a terminated employee's severance payment under the Employee Change in Control Severance Plan.

COMPENSATION PROGRAMS
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Q:   WILL THERE BE A SPECIAL INCENTIVE PROGRAM TO RETAIN BR EMPLOYEES?
A: Yes, the merger agreement authorizes BR to provide up to $75 million in retention awards to employees who are expected to have an ongoing role following the merger. This program is intended to retain key employees through the first anniversary date of the merger, and any retention award would be payable on that anniversary date. A retention program is currently in design stages. Broadly speaking, the program would be directed primarily toward field personnel, petrotechnical staff, petrotechnical management and certain critical members of operating staffs. Executives are not eligible for this program. Further details of the program will not be known until after an organizational structure for the combined companies has been determined, and personnel have been selected for the available positions, including transitional positions.

BENEFIT PROGRAMS
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Q:   DOES CONOCOPHILLIPS OFFER RETIREE MEDICAL COVERAGE, AND IF SO, HOW
     SOON WOULD BR EMPLOYEES BECOME ELIGIBLE?
A: ConocoPhillips does offer retiree medical coverage to employees who meet certain age and length-of-service requirements. BR employees who join ConocoPhillips and work as ConocoPhillips employees for at least one year following the merger closing date would be entitled to this coverage so long as they meet the age and length-of-service requirements in effect at the time.

RETIREMENT/PENSION
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Q:   WILL EMPLOYEES WHO ARE CLOSE TO RETIREMENT BE GIVEN PACKAGE OPTIONS?
A: There will be no special "packages" offered beyond the benefits specified in the Employee Change in Control Severance Plan. Employees who have attained retirement eligibility will be eligible for retirement benefits when and if they choose to retire. Employees in the U.K. or Canada are covered by different retirement plans and relevant legal requirements.

Q:   WILL U.S. EMPLOYEES HAVE A CASH-OUT OPTION ON VESTED RETIREMENT
     BENEFITS?
A: U.S. employees who are terminated as a result of the change in control will have a cash-out option if they have attained vesting in their relevant pension plan.

Q: UNDER BR'S U.S. PENSION PLANS, WHAT OCCURS IF A FULL-TIME EMPLOYEE IS NOT YET VESTED UPON THE CHANGE IN CONTROL DATE?
A: U.S. employees covered by the Final Average Earnings Pension formula or the Cash Balance Pension formula must complete five years of service to become vested. If they are severed before meeting this requirement, they would be ineligible for benefits under these plans. However, universal vesting of U.S. employees may occur if approximately 20 percent or more of BR's U.S. workforce is severed as a result of the change in control, either before or up to two years after the change of control date. Should this vesting occur, the current or former employees affected would receive a notice mailed to their home addresses.

Q: WHAT HAPPENS TO YOUR PENSION BENEFITS IF YOU ARE OVER 55 YEARS OF AGE BUT HAVE ONLY FIVE YEARS OF SERVICE AT THE TIME YOUR EMPLOYMENT ENDS?
A: Severed employees who meet the age and length-of-service requirements of the pension plan in which they are enrolled may choose to take a lump-sum distribution or monthly annuity option, or leave the balance in the plan until a later date, in accordance with the applicable plan provisions. Employees who are in this situation will be notified individually of their options.

EMPLOYMENT
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Q:   WILL THERE BE A PROCESS WHEREBY EMPLOYEES CAN COMMUNICATE TO DECISION
     MAKERS THEIR TOTAL INDUSTRY EXPERIENCE?
A: Yes. BR's Human Resources Department has created an Employee Profile form located on this website that employees can fill out on a voluntary basis. It enables employees to summarize their total oil and gas industry experience.

Q: MY WIFE AND I WORK IN DIFFERENT BR DEPARTMENTS, AND OUR EMPLOYMENT STATUS WILL BE DETERMINED BY DIFFERENT TEAMS. WILL THESE EFFORTS BE COORDINATED TO AVOID CONTRADICTORY ISSUES?
A: As we work through the integration process, employees with special situations like yours should advise their supervisors of their concerns.

Q:   WILL THERE BE EMPLOYEE LAYOFFS BEFORE THE CLOSING DATE?
A: BR will continue conducting business as usual until the closing date. We do not currently foresee the need for any layoffs between now and the closing date of the merger.

INTEGRATION
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Q:   WHY ARE THERE NO REPRESENTATIVES FROM BR CANADA ON THE INTEGRATION
     TEAM?
A: The Integration Team has 48 sub-teams working beneath it. Each BR operating division has its own sub-team, with the BR Canada effort headed by Brent Smolik. Additionally, various parts of the divisional operations are also being addressed by other sub-teams that include large numbers of Canadian employees. An organization chart showing all the sub-teams is posted on the BR Employee Resource intranet site, under the Integration Team Updates heading.

Q:   WHEN DO BR AND CONOCOPHILLIPS ANTICIPATE CLOSING OF THE TRANSACTION?
A: Closing is subject to regulatory review and approval, so it isn't possible to specify an exact date until we receive those approvals. Our best estimate remains that the closing will occur during the first half of 2006.

Q: FOLLOWING THE CLOSING DATE OF THE MERGER, WILL BR EMPLOYEES MOVE TO CONOCOPHILLIPS' FACILITIES OR STAY AT BR'S EXISTING LOCATIONS?
A: Decisions on any office closings will be made on a location-by-location basis as part of the integration planning process, and will be communicated as they are made.

OTHER
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Q:   WILL THE LOST CABIN GAS PLANT BE OPERATED BY CONOCOPHILLIPS OR DUKE
     ENERGY?
A: There are no plans for Duke Energy to operate any of the former BR assets.

Q:   WHY WASN'T MY AREA OR FACILITY MENTIONED IN THE MERGER PRESENTATIONS?
A: Considering the magnitude of the proposed $35.6 billion transaction, it simply was not possible to mention every BR or ConocoPhillips asset in these presentations. However, it is worth noting that in his presentation to BR employees on Jan. 11, 2006 ConocoPhillips CEO Jim Mulva said that they had no plans to sell any significant assets.

Q:   IS COUNSELING AVAILABLE TO HELP DEAL WITH THE STRESS OF THE
     TRANSITION?
A: Employees are eligible for counseling as part of BR's benefit programs. To obtain counseling, employees can call the Employee Assistance Plan telephone numbers specified in their health coverage plans. Those telephone numbers are:

          San Juan Division:           800-324-4327
          Rest of U.S.:                888-231-4886
          Calgary:                     03-237-8880
          Rest of Canada:              800-461-8908
          U.K.:                        0800-174319

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             CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING
       INFORMATION FOR THE PURPOSE OF "SAFE HARBOR" PROVISIONS OF THE
              PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     Except for the historical and factual information contained herein, the matters set forth in this filing, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, market profile and financial strength, timing expectations to complete the merger, and the competitive ability and position of the combined company, and other statements identified by words such as "estimates, "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by Burlington Resources shareholders and regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized, the possibility that costs or difficulties related to the integration of Burlington Resources operations into ConocoPhillips will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of ConocoPhillips' and Burlington Resources' reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Burlington Resources Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                ADDITIONAL INFORMATION AND WHERE TO FIND IT

     In connection with the proposed transaction, ConocoPhillips has filed a preliminary registration statement on Form S-4, Burlington Resources will file a proxy statement and both companies will file other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE FORM S-4, PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. Investors may obtain free copies of the Form S-4, proxy statement and the other documents at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by ConocoPhillips free of charge by contacting ConocoPhillips Shareholder Relations Department at (281) 293-6800, P.O. Box 2197, Houston, Texas, 77079-2197. You may obtain documents filed with the SEC by Burlington Resources free of charge by contacting Burlington Resources Investor Relations Department at (800) 262-3456, 717 Texas Avenue, Suite 2100, Houston, Texas 77002, e-mail:
IR@br-inc.com.

                 INTEREST OF CERTAIN PERSONS IN THE MERGER

     ConocoPhillips, Burlington Resources and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Burlington Resources' stockholders in connection with the merger. Information about the directors and executive officers of ConocoPhillips and their ownership of ConocoPhillips stock will be set forth in the proxy statement for ConocoPhillips' 2006 Annual Meeting of Stockholders. Information about the directors and executive officers of Burlington Resources and their ownership of Burlington Resources stock is set forth in Burlington Resources' proxy statement for its 2005 annual meeting, which was filed with the SEC on March 10, 2005. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger.

     Investors should read the Form S-4 and proxy statement carefully before making any voting or investment decision.